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                                                                  Exhibit 10.9.1

                  AMENDMENT TO THE 1995 EMPLOYEE STOCK PURCHASE PLAN

    The Board of Directors approved, at a special meeting on January 20, 1997, the following resolutions amending the 1995 Employee Stock Purchase Plan:

    "RESOLVED, that pursuant to Section 10.9 of the Corporation's 1995 Employee Stock Purchase Plan, the maximum number of shares of Common Stock of the Corporation which may be sold pursuant to the Options exercised under the Plan, as set forth in Section 4.1 of the Plan is reduced from 250,000 (increased to 275,000 pursuant to a ten percent (10%) stock dividend in January 1996) to 100,000.

    RESOLVED FURTHER, that pursuant to Section 4.3 of the Corporation's 1995 Employee Stock Purchase Plan, the Board of Directors and the Committee hereby adjust and increase the number of shares reserved under the Plan from 100,000 to 150,000 effective upon the payment date of a 3 for 2 stock spilt effected in the form of a fifty percent (50%) stock dividend as declared by the Board of Directors on January 20, 1997."


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